SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              February 13, 2004

UBIQUITEL INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA		19428
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including area code: (610) 832-3311

Not Applicable
(Former Names or Former Address, if Changed Since Last Report)

Item 5.            Other Events

On February 13, 2004, UbiquiTel Inc. (the “Registrant”) announced that its wholly owned subsidiary, UbiquiTel Operating Company, priced an offering of up to $270 million in aggregate principal amount of its senior notes due 2011, in the following press release:

FOR IMMEDIATE RELEASE	CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Brighid de Garay
UbiquiTel Inc.
(610) 832-3311 or (610) 453-7495

UBIQUITEL ANNOUNCES PRICING OF $270 MILLION OF SENIOR NOTES

CONSHOHOCKEN, Pa. – February 13, 2004  –UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint, today announced that its wholly owned subsidiary, UbiquiTel Operating Company (“UbiquiTel”), has priced an offering of $270 million of senior notes due 2011 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.  The notes will be issued at a price of 98.26% and pay interest semi-annually at a coupon rate of 9.875%.

UbiquiTel intends to use the proceeds, net of transaction costs, to repay and terminate the $230 million outstanding borrowings under its senior secured credit facility, to redeem $14.5 million principal amount of its 14% Series B senior discount notes due 2008 for $12.5 million, to purchase and retire $16 million principal amount of its outstanding 14% senior discount notes due 2010 for $15.2 million.

The transaction is expected to settle on or about February 23, 2004.

The senior notes are being offered solely to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Act”), and to non-U.S. persons in reliance on Regulation S under the Act. The senior notes may not be offered or sold absent registration under the Act or an exemption from the registration requirements thereof and applicable securities laws of other jurisdictions. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.0 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana and Kentucky.

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: The ability to consummate the above-described offering; UbiquiTel’s dependence on its affiliation with Sprint; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless telecommunications industry; the potential to experience a high rate of customer turnover; customer quality; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint PCS to provide back office, customer care and other services; anticipated future net losses; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; the potential impact of wireless local number portability; general market and economic conditions; and effects of mergers and consolidations within the wireless telecommunications industry and unexpected announcements or developments from others in the wireless telecommunications industry.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.

Date: February 16, 2004	By:	/s/ James J. Volk
James J. Volk
Chief Financial Officer